UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2012

AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2012 annual meeting of stockholders of AG Mortgage Investment Trust, Inc. (the “Company”) held on May 18, 2012, the Company’s stockholders voted on the following matters which were set forth in the notice for the meeting:

1.	election of the board of directors, with each of the seven directors of the Company to serve a one-year term until the successor of each has been duly elected and qualifies;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012;

3.	approval, on an advisory basis, of the Company’s executive compensation; and

4.	recommendation, on an advisory basis, of the frequency of future advisory votes on the Company’s executive compensation.

The seven nominees were elected, the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm was ratified, executive compensation was approved, and one year was recommended by stockholders as the frequency of future advisory votes on executive compensation.

The vote tabulation for each proposal is as follows:

1.	Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Andrew L. Berger	7,418,309	163,978	4,969,890
Joseph LaManna	7,435,009	147,278	4,969,890
Jonathan Lieberman	7,330,811	251,476	4,969,890
Peter Linneman	7,418,509	163,778	4,969,890
David Roberts	7,334,502	247,785	4,969,890
Frank Stadelmaier	7,331,511	250,776	4,969,890
James M. Voss	7,493,063	89,224	4,969,890

2.	Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,395,168	99,544	57,465	-0-

3.	Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,441,680	125,366	15,241	4,969,890

4.	Recommendation of the Frequency of Future Executive Compensation Votes:

Every 3 Years	Every 2 Years	Every 1 Year	Abstain	Broker Non-Votes
2,692,323	60,958	4,789,710	39,296	4,969,890

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/S/ ALLAN KRINSMAN
Name: Allan Krinsman
Title: General Counsel and Assistant Secretary